Exhibit 99.1

Mentor Graphics Reports Fiscal First Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--May 27, 2011--Mentor Graphics Corporation (NASDAQ: MENT) today announced financial results for the company’s fiscal first quarter ended April 30, 2011. The company reported revenues of $230 million, non-GAAP earnings per share of $.20, and a GAAP loss per share of $.02. The GAAP loss was driven primarily by non-cash charges associated with retirement of convertible debt.

“Our strategy of leveraging our strength in design automation into adjacent markets is working,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “The company reported record revenues for a first quarter as our New and Emerging product category delivered strong growth. In addition, our Integrated Systems Design product category continued to strengthen with year-on-year bookings up 45%. Leading indicators of the business remain strong with services and new customers both up sharply.”

During the quarter, the company refinanced a convertible debt offering, reducing annual cash interest expense, increasing conversion price, and reducing dilution. The company also announced a new four-year $125 million revolving credit facility. During the quarter, the company unveiled its 3D integrated circuit (IC) strategy and released test products designed to support 3D IC. The company extended its Calibre® product line with the Calibre RealTime platform which allows IC designers to optimize their designs while immediately verifying the manufacturability of the chip. The Mentor® Embedded Sourcery CodeBench won best software product of the show at the recent Embedded Systems Conference.

“We are well on track to achieve our full year goal of a non-GAAP operating margin of 15% of revenues,” said Gregory K. Hinckley, president of Mentor Graphics. “Looking forward, we will extend our cost-cutting efforts with further consolidations of facilities and IT, while we continue to raise the bar on commission and variable compensation expense to further align rewards with increasing shareholder value.”

Outlook

For the second quarter, the company expects revenues of about $210 million, non-GAAP earnings per share of about $.05, and a GAAP loss per share of approximately $.05. For the full year, the company now expects revenues of about $1,004 million, non-GAAP earnings per share of approximately $1.01 and GAAP earnings per share of about $.67.

Fiscal Year Definition

Mentor Graphics’ fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income (loss), and earnings (loss) per share which we refer to as non-GAAP gross margin, operating margin, net income (loss), and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses and charges, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount and premium on convertible debt, impairment of long-lived assets, impairment of cost method investments, and the equity in income or losses of unconsolidated entities (except Frontline P.C.B. Solutions Limited Partnership (Frontline)), which management does not consider reflective of our core operating business.

Identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, and employment agreements. Special charges primarily consist of costs incurred for employee terminations due to a reduction of personnel resources driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, abandonment of in-process research and development, excess facility costs, asset-related charges, post-acquisition rebalance costs and restructuring costs, including severance and benefits. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional tax expense or benefit that we would accrue using the normalized effective tax rate described below applied to the non-GAAP results.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Amortization charges for our intangible assets are excluded as they are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due to the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that we use in evaluating core operations in any given period.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount and premium on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount and premium on convertible debt to be a direct cost of operations.
  In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired Valor’s 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. We actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.
  Equity in earnings or losses of unconsolidated subsidiaries, with the exception of our investment in Frontline, represents the net income (losses) in an investment accounted for under the equity method. The amounts represent our equity in the net income (losses) of a common stock investment. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded as we do not control the results of operations for these investments, we do not participate in regular and periodic operating activities and management does not consider these businesses a part of our core operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the three months ended April 30, 2011 is (35)%, after the consideration of period specific items. Without period specific items of $(1.3) million, our GAAP tax rate is (112)%. Our full fiscal year 2012 GAAP tax rate, inclusive of period specific items, is projected to be 12%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options and restricted stock units in a loss situation.

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our businesses to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year of about $915 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Mentor, Calibre and Valor are registered trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the US, EU, Japan or other economies, including the possibility of a “double-dip” recession; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders resulting from the business disruption and uncertainty of actions of activist shareholders or offers to purchase the company’s securities; (v) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2011	2010
Revenues:
System and software	$139,645	$97,450
Service and support	90,390	83,127
Total revenues	230,035	180,577
Cost of revenues: (1)
System and software	13,016	3,954
Service and support	24,166	22,320
Amortization of purchased technology	3,357	3,569
Total cost of revenues	40,539	29,843
Gross margin	189,496	150,734
Operating expenses:
Research and development (2)	69,906	64,132
Marketing and selling (3)	76,404	73,652
General and administration (4)	21,873	22,499
Equity in earnings of Frontline (5)	(1,017)	(184)
Amortization of intangible assets (6)	1,610	2,361
Special charges (7)	4,547	3,268
Total operating expenses	173,323	165,728
Operating income (loss)	16,173	(14,994)
Other expense, net (8)	(475)	(1,141)
Interest expense (9)	(17,440)	(4,327)
Loss before income tax	(1,742)	(20,462)
Income tax expense (10)	611	2,563
Net loss	$(2,353)	$(23,025)
Net loss per share:
Basic	$(0.02)	$(0.22)
Diluted	$(0.02)	$(0.22)
Weighted average number of shares outstanding:
Basic	111,769	103,763
Diluted	111,769	103,763

Refer to following page for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended April 30,
	2011	2010
(1) Cost of revenues:
Equity plan-related compensation	$267	$212
Amortization of purchased technology	3,357	3,569
	$3,624	$3,781

(2) Research and development:
Equity plan-related compensation	$2,139	$2,438

(3) Marketing and selling:
Equity plan-related compensation	$1,615	$2,190

(4) General and administration:
Equity plan-related compensation	$1,659	$1,741

(5) Equity in earnings of Frontline:
Amortization of purchased technology and other identified intangible assets	$1,242	$621

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,610	$2,361

(7) Special charges:
Rebalance, restructuring, and other costs	$4,547	$3,268

(8) Other expense, net:
Equity in losses of unconsolidated entities and impairment of investments	$-	$270

(9) Interest expense:
Amortization of debt discount and premium, net	$1,175	$729
Premium and costs related to debt retirement	11,504	-
	$12,679	$729

(10) Income tax expense:
Non-GAAP income tax effects	$(4,042)	$3,084

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2011	2010
GAAP net loss	$(2,353)	$(23,025)
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	267	212
Research and development	2,139	2,438
Marketing and selling	1,615	2,190
General and administration	1,659	1,741
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	3,357	3,569
Amortization of intangible assets (3)	1,610	2,361
Frontline purchased technology and intangible assets (4)	1,242	621
Special charges (5)	4,547	3,268
Other expense, net (6)	-	270
Interest expense (7)	12,679	729
Non-GAAP income tax effects (8)	(4,042)	3,084
Total of non-GAAP adjustments	25,073	20,483
Non-GAAP net income (loss)	$22,720	$(2,542)

GAAP weighted average shares (diluted)	111,769	103,763
Non-GAAP adjustment	3,649	-
Non-GAAP weighted average shares (diluted)	115,418	103,763

GAAP net loss per share (diluted)	$(0.02)	$(0.22)
Non-GAAP adjustments detailed above	0.22	0.20
Non-GAAP net income (loss) per share (diluted)	$0.20	$(0.02)

(1) Equity plan-related compensation expense.
(2) Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(3) Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, employment agreements, customer relationships, and deferred compensation which are the result of acquisition transactions.
(4) Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. Mentor Graphics acquired a 50% joint venture in Frontline as a result of the Valor Computerized Systems, Ltd. acquisition in the first quarter of fiscal 2011. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline results. This expense is the same type as being adjusted for in notes (2) and (3) above.
(5) Three months ended April 30, 2011: Special charges consist of (i) $3,102 in consulting fees associated with our proxy contest, (ii) $1,147 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (iii) $252 related to the abandonment of excess lease space, and (iv) $46 in acquisition costs.
Three months ended April 30, 2010: Special charges consist of (i) $1,589 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $1,175 in advisory fees, (iii) $474 related to the abandonment of excess leased facility space, (iv) $369 in lease restoration costs, (v) $200 in acquisition costs, (vi) $(566) related to a casualty loss, and (vii) $27 in other adjustments.
(6) Three months ended April 30, 2010: Loss of $270 on investment accounted for under the equity method of accounting.
(7) Three months ended April 30, 2011: $1,175 in amortization of original issuance debt discount and bond premium, and $11,504 for the premium and other costs related to the retirement of the 6.25% convertible debentures and the term loan.
Three months ended April 30, 2010: $729 in amortization of original issuance debt discount.
(8) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended April 30,
	2011	2010
GAAP gross margin	$189,496	$150,734
Reconciling items to non-GAAP gross margin:
Equity plan-related compensation	267	212
Amortization of purchased technology	3,357	3,569
Non-GAAP gross margin	$193,120	$154,515

	Three Months Ended April 30,
	2011	2010
GAAP gross margin as a percent of total revenues	82%	83%
Non-GAAP adjustments detailed above	2%	3%
Non-GAAP gross margin as a percent of total revenues	84%	86%

	Three Months Ended April 30,
	2011	2010
GAAP operating expenses	$173,323	$165,728
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(5,413)	(6,369)
Amortization of other identified intangible assets	(1,610)	(2,361)
Amortization of Frontline purchased technology and other identified intangible assets	(1,242)	(621)
Special charges	(4,547)	(3,268)
Non-GAAP operating expenses	$160,511	$153,109

	Three Months Ended April 30,
	2011	2010
GAAP operating income (loss)	$16,173	$(14,994)
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	5,680	6,581
Amortization of purchased intangible assets:
Cost of revenues	3,357	3,569
Amortization of intangible assets	1,610	2,361
Amortization of Frontline purchased technology and other identified intangible assets	1,242	621
Special Charges	4,547	3,268
Non-GAAP operating income	$32,609	$1,406

	Three Months Ended April 30,
	2011	2010
GAAP operating income (loss) as a percent of total revenues	7%	-8%
Non-GAAP adjustments detailed above	7%	9%
Non-GAAP operating income as a percent of total revenues	14%	1%

	Three Months Ended April 30,
	2011	2010
GAAP other expense, net and interest expense	$(17,915)	$(5,468)
Reconciling items to non-GAAP other expense, net and interest expense:
Equity in losses of unconsolidated entities	-	270
Amortization of debt discount and retirement costs	12,679	729
Non-GAAP other expense, net and interest expense	$(5,236)	$(4,469)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	January 31,
	2011	2011

Assets
Current assets:
Cash, cash equivalents, and short-term investments	$116,481	$133,113
Trade accounts receivable, net	139,028	153,733
Term receivables, short-term	182,012	193,342
Prepaid expenses and other	42,277	37,124
Deferred income taxes	16,370	15,992

Total current assets	496,168	533,304
Property, plant, and equipment, net	137,488	139,340
Term receivables, long-term	179,014	167,425
Goodwill and intangible assets, net	539,707	541,697
Other assets	53,623	46,212

Total assets	$1,406,000	$1,427,978

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$9,055	$15,544
Current portion of notes payable	-	2,000
Accounts payable	14,550	16,724
Income taxes payable	4,847	5,517
Accrued payroll and related liabilities	58,577	109,173
Accrued liabilities	33,506	39,513
Deferred revenue	179,602	171,416

Total current liabilities	300,137	359,887
Long-term notes payable	210,787	207,348
Deferred revenue, long-term	13,062	13,953
Other long-term liabilities	67,535	70,076
Total liabilities	591,521	651,264

Stockholders' equity:
Common stock	795,756	765,179
Accumulated deficit	(22,511)	(20,158)
Accumulated other comprehensive income	41,234	31,693
Total stockholders' equity	814,479	776,714

Total liabilities and stockholders' equity	$1,406,000	$1,427,978

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended April 30,
	2011	2010
Operating activities
Net loss	$(2,353)	$(23,025)
Depreciation and amortization (1)	22,411	14,390
Other adjustments to reconcile:
Operating cash	7,155	4,715
Changes in working capital	(36,475)	31,568

Net cash provided by (used in) operating activities	(9,262)	27,648

Investing activities
Net cash used in investing activities	(8,381)	(17,395)

Financing activities
Net cash provided by (used in) financing activities	253	(9,555)

Effect of exchange rate changes on cash and cash equivalents	758	(309)

Net change in cash and cash equivalents	(16,632)	389
Cash and cash equivalents at beginning of period	133,113	99,340

Cash and cash equivalents at end of period	$116,481	$99,729

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $8,010 for the three months ended April 30, 2011 and $132 for the three months ended April 30, 2010.

Other data:
Capital expenditures	$6,345	$7,608
Days sales outstanding	126	130

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	FY 2012	Fiscal year ended January 31, 2011					Fiscal year ended January 31, 2010
Product Group Bookings (a)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	25%	20%	20%	20%	25%	20%	20%	20%	20%	20%	20%
IC Design to Silicon	15%	30%	35%	30%	25%	30%	40%	40%	35%	40%	40%
Scalable Verification	35%	30%	25%	20%	30%	25%	20%	25%	15%	20%	20%
New & Emerging Products	10%	10%	10%	25%	10%	15%	10%	5%	20%	15%	10%
Services & Other (b)	15%	10%	10%	5%	10%	10%	10%	10%	10%	5%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2012	Fiscal year ended January 31, 2011					Fiscal year ended January 31, 2010
Product Group Revenue (b)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	25%	30%	25%	30%	25%	20%	20%	30%	25%	25%
IC Design to Silicon	35%	35%	30%	25%	25%	30%	45%	35%	30%	35%	35%
Scalable Verification	25%	20%	20%	30%	25%	25%	20%	25%	20%	20%	25%
New & Emerging Products	10%	10%	10%	15%	15%	15%	10%	10%	10%	15%	10%
Services & Other (b)	10%	10%	10%	5%	5%	5%	5%	10%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2012	Fiscal year ended January 31, 2011					Fiscal year ended January 31, 2010
Bookings by Geography	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	45%	45%	40%	45%	50%	45%	40%	55%	45%	40%	45%
Europe	20%	20%	25%	20%	20%	20%	25%	25%	15%	25%	20%
Japan	15%	15%	5%	15%	15%	15%	25%	5%	20%	15%	15%
Pac Rim	20%	20%	30%	20%	15%	20%	10%	15%	20%	20%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2012	Fiscal year ended January 31, 2011					Fiscal year ended January 31, 2010
Revenue by Geography	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	40%	35%	40%	50%	50%	45%	40%	50%	40%	40%	45%
Europe	20%	25%	25%	25%	20%	25%	20%	30%	25%	30%	25%
Japan	20%	20%	10%	10%	15%	10%	20%	5%	15%	15%	15%
Pac Rim	20%	20%	25%	15%	15%	20%	20%	15%	20%	15%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2012	Fiscal year ended January 31, 2011					Fiscal year ended January 31, 2010
Bookings by Business Model (c)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	40%	40%	30%	15%	15%	25%	15%	25%	20%	10%	15%
Ratable	20%	20%	15%	5%	5%	10%	15%	15%	15%	15%	15%
Up Front	40%	40%	55%	80%	80%	65%	70%	60%	65%	75%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2012	Fiscal year ended January 31, 2011					Fiscal year ended January 31, 2010
Revenue by Business Model (c)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	30%	20%	25%	25%	15%	20%	15%	25%	15%	10%	15%
Ratable	10%	25%	15%	10%	10%	15%	10%	15%	15%	10%	15%
Up Front	60%	55%	60%	65%	75%	65%	75%	60%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF ESTIMATED GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income (loss) per share for Q2 FY12 and fiscal 2012.

	Estimated	Estimated
	Q2 FY12	FY12
Diluted GAAP net income (loss) per share	$(0.05)	$0.67
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.03	0.08
Amortization of other identified intangible assets (2)	0.02	0.09
Equity plan-related compensation (3)	0.07	0.17
Special charges (4)	-	0.04
Other expense, net and interest expense (5)	0.01	0.14
Non-GAAP income tax effects (6)	(0.03)	(0.18)
Non-GAAP net income per share	$0.05	$1.01

(1) Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.
(2) Excludes amortization of other identified intangible assets including trade names, employment agreements, customer relationships, and deferred compensation resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. This line item also excludes amortization of purchased intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership investment. The purchased technology will be amortized over three years and other identified intangible assets will be amortized over three to four years.
(3) Excludes equity plan-related compensation expense.
(4) Excludes special charges consisting primarily of consulting fees associated with our proxy contest, costs incurred for employee rebalances (which includes severance benefits, notice pay and outplacement services), facility closures, and acquisition costs.
(5) Adjustment for fiscal 2012 reflects the amortization of original issuance debt discount and premium for our 6.25% Convertible Subordinated Debentures due 2026, the amortization of original issuance debt discount for our 4.00% Convertible Subordinated Debentures due 2031, and charges associated with the retirement of our 6.25% Convertible Subordinated Debentures and Term Loan.
(6) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In millions, except percentages)

Estimated
Twelve Months Ended January 31,	FY 2012
GAAP operating income	$110.7
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	19.9
Amortization of purchased intangible assets:
Cost of revenues	5.2
Amortization of intangible assets	9.6
Amortization of Frontline purchased technology and other identified intangible assets	4.9
Special Charges	4.5
Non-GAAP operating income	$154.8

Estimated
Twelve Months Ended January 31,	FY 2012
GAAP operating income as a percent of total revenues	11%
Non-GAAP adjustments detailed above	4%
Non-GAAP operating income as a percent of total revenues	15%

CONTACT:
Mentor Graphics Corporation
Media Contact
Ry Schwark, 503-685-1660
ry_schwark@mentor.com
or
Investor Contact
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com